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                                                                   EXHIBIT 99.2

                                     BYLAWS

                                       OF

        BEACHSIDE ALL-SUITES HOTEL CONDOMINIUM OWNERS ASSOCIATION, INC.

                                    GENERAL

         1.01. PURPOSE. These are the Bylaws of the BEACHSIDE ALL-SUITES HOTEL CONDOMINIUM OWNERS ASSOCIATION, INC., a non-profit Alabama Corporation (hereinafter referred to as the "Association") organized pursuant to the Alabama Uniform Condominium Act of 1991, Code of Alabama 1975, Section 35-8A-101, et seq. ("Act") and "Alabama Nonprofit Corporation Act" Code of Alabama 1975, Section 10-3A-1 et seq., for the purpose of administering BEACHSIDE ALL-SUITES HOTEL, A CONDOMINIUM, hereinafter referred to as the "Condominium" which is located in Baldwin County, Alabama.

         1.02. APPLICABILITY OF BYLAWS. The provisions of these Bylaws are applicable to the Condominium Property and to the use and occupancy thereof. All present and future owners, mortgagees, lessees and Occupants of Units, and any other persons who may use the facilities of the Property in any manner are subject to these Bylaws, the Declaration and the Rules and Regulations made in accordance therewith. The acceptance of a deed or conveyance or the entering into of a lease or the act of occupancy of a Unit shall constitute an agreement that these Bylaws, the Rules and Regulations made in accordance therewith and the provisions of the Declaration, as they may be amended from time to time, are accepted, ratified, and will be complied with.

         1.03. PRINCIPAL OFFICE. The principal office of the Association shall be at ______ Gulf Shores Parkway, Gulf Shores, Alabama 36542, or at such other place as may be designated subsequently by the Board of Directors or as the business of the Association may require. All books and records of the Association shall be kept at its principal office.

         1.04. TERMS DEFINED. "Declaration" shall mean that certain Declaration of Condominium for the Condominium, filed in the Office of the Judge of Probate of Baldwin County, Alabama, as the same

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may be amended from time to time in accordance with the terms thereof. All other terms used herein shall have the meaning given to them in the Declaration and are hereby incorporated by reference and made a part hereof.



                                   MEMBERSHIP

         2.01. QUALIFICATION. The qualification for membership shall be ownership of a Unit in the Condominium. No membership may be separated from the Unit to which it is appurtenant.

         2.02. NO ADDITIONAL QUALIFICATIONS. No initiation fees, costs, or dues shall be assessed against any Person as a condition of the exercise of the rights of membership except such Assessments, levies, and charges as are specifically authorized in the Declaration.

         2.03. SUCCESSION. The membership of each Unit Owner shall automatically terminate on the conveyance, transfer or other disposition of a Unit Owner's interest in the Unit. The Unit Owner's membership shall automatically be transferred to the new Unit Owner succeeding to such ownership interest. On the conveyance, transfer or other disposition of a portion of a Unit Owner's interest in a Unit, the transferring Unit Owner and the transferee shall each be Members of the Association in accordance with the ownership interest of each following such conveyance or transfer.

         2.04. NOT FOR PROFIT CORPORATION. The Association is a not for profit corporation organized under the laws of the State of Alabama and pursuant to the Act and the "Alabama Nonprofit Corporation Act", Code of Alabama 1975,
Section 10-3A-1, et seq. The Association shall issue no shares of stock of any kind or nature whatsoever.



                              MEETINGS OF MEMBERS

         3.01. ANNUAL MEETING. A meeting of the Association must be held at least once each year. The annual meeting of Members shall be held at the office of the Association at 9:00 a.m., local time, on



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the third Saturday of October of each year for the purpose of electing
Directors and transacting any other business authorized to be transacted by the Members; provided, however, if that day is a legal holiday, the meeting shall be held at the same hour on the next day following that is not a legal holiday.

         3.02. CHANGE OF ANNUAL MEETING. The time of holding the annual meeting of Members may be changed at any time prior to not less than ten (10) days nor more than sixty (60) days in advance of the regular day for holding such meeting by a resolution duly adopted by the Board of Directors or by the Members, provided that notice of such change be mailed to each Member of record, at such address as appears upon the records of the Association, not less than ten (10) days before the holding of such meeting nor more than sixty
(60) days in advance of the regular meeting; and further provided that each annual meeting of Members shall be held within one (1) month of the date on which it should regularly have been held but for such change.

         3.03. SPECIAL MEETING. Special meetings of the Members of the Association may be called by the president, a majority of the Board or by Unit Owners having twenty percent (20%) of the interest in the Common Elements.


         3.04. NOTICE OF MEETING. Notice of all meetings of Members must be given not less than ten (10) days nor more than sixty (60) days in advance of any meeting by the secretary, vice president, or president. Such notice shall be hand delivered or sent prepaid by United States mail to the mailing address of each Unit or to any other mailing address designated in writing by the Unit Owner. Such notice must state the time and place of the meeting and the items on the agenda, including the general nature of any proposed amendment to the Declaration or Bylaws, any budget changes, and any proposal to remove an officer or a member of the Board.


         3.05. WAIVER OF NOTICE. Any Member or first Mortgagee may waive the right to receive notice of any meeting by sending a written waiver to the Board of Directors. Notice of any meeting may be waived before or after the meeting, orally or in writing. Attendance by a Member at any meeting, either



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in person or by proxy, shall constitute waiver of notice of such meeting.

         3.06. QUORUM. A quorum of Members for any meeting shall be deemed present throughout such meeting if Members, represented in person or by proxy, holding more than fifty-one percent (51%) of the votes entitled to be cast at such meeting are present throughout such meeting, except as otherwise provided by the Articles, by the Declaration, or by these Bylaws.

         3.07. ADJOURNMENT FOR LACK OF QUORUM. In the absence of a quorum at any meeting of Members, a majority of those Members entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite number of Members, present in person or by proxy, shall be present. At such adjourned meeting at which the requisite number of votes shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         3.08. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Members may also be taken without a meeting, if a consent in writing setting forth the action so taken, is signed by the number of Members required to take such action at a meeting, and is filed with the Secretary of the Association.

         3.09. MINUTES OF MEETING. The minutes of all meetings of Members shall be kept in a book available for inspection by Unit Owners or authorized representatives.

         3.10. PROVISO. Provided, however, the Developer shall retain control of the Association in accordance with the terms and conditions of the Declaration.


                                 VOTING RIGHTS

         4.01. VOTES. Voting shall be on a percentage basis and the percentage of the vote to which a Member is entitled is the percentage assigned to the Unit of which the Member is the Unit Owner, as stated in the Declaration. The vote of a Unit shall not be divisible. The designation of the voting Member



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shall be determined as set out in the Declaration.

         4.02. VOTES REQUIRED TO TRANSACT BUSINESS. When a quorum is present at any meeting, the holders of a majority of the voting rights present in person or represented by written proxy shall decide any questions brought before the meeting, unless the question is one upon which, by express provision of the Act, the Condominium Documents, or the Bylaws, a different number or manner of voting is required, in which case the express provision shall govern and control the decision in question.

         4.03. VOTING BY PROXY. Votes may be cast in person or by proxy. All proxies must be in writing, dated, signed by the Member generating the proxy, and filed with the Secretary of the Association before the appointed time of the meeting to which it applies. A Member may revoke a proxy at any time by delivering a written notice of revocation to the Association.

         4.04. VOTING BY MORTGAGEE. The execution and delivery of mortgage on a Unit by its Unit Owner shall be construed as conferring upon the Mortgagee a conditional proxy to cast the vote or votes attributable to such Unit at any regular or special meeting of the Association. The condition of such proxy shall be notice by such Mortgagee to the Association, in writing, of its intent to exercise the conditional proxy rights granted to it, as Mortgagee, by the terms of this subparagraph. In the absence of such written notice, the Association shall be entitled to recognize the Unit owner of the mortgaged Units as fully entitled to cast the vote or votes attributable. However, once such written notice is received by the Association, the Mortgagee's right to cast the vote or votes attributable to that Unit shall be recognized by the Association until the Mortgagee withdraws its intent to cast such votes in writing, or until the mortgage is paid in full and satisfied of record, whichever first occurs.

         4.05. ORDER OF BUSINESS. The order of business at annual meetings of Members and, as far as practical, at all other meetings of Members, shall be:

         Call to order

         Calling of the roll and certifying of proxies



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         Proof of notice of meeting or waiver of notice

         Reading and disposal of any unapproved minutes

         Reports of officers

         Reports of committees

         Election of directors

         Unfinished business

         New business

         Adjournment



                               BOARD OF DIRECTORS

         5.01. NUMBER. The affairs of the Association shall be conducted by a Board of Directors which shall consist of not fewer than three (3) persons nor more than nine (9) persons. The number of Directors shall be fixed from time to time by the Association Members.

         5.02. QUALIFICATION. Except for directors appointed by Developer, each director shall be a Unit Owner. If a Unit owner is a trust, then the beneficiary of the trust may be a director; and if a Unit Owner is a corporation or partnership, then an officer, partner, or employee of such Unit Owner may be a director. If a director shall cease to meet such qualifications during his term, he shall cease to be a director and his place on the Board shall be vacant.

         5.03. APPOINTMENT BY DEVELOPER. The initial Board of Directors, as well as successive directors (during the period of Declarant control provided for in Article VII of the Declaration) shall be appointed by the Developer, and may be removed by the Developer at any time in accordance with the Declaration. The directors appointed by the Developer need not be Unit Owners.

         5.04. NOMINATION FOR ELECTION. Nomination for election to the Board of Directors shall be made from the floor at the annual meeting of Members or at any other meeting of Members called for the



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purpose of electing directors. Nominations shall also be made by a nominating committee appointed by the Board prior to the annual meeting of the Members or prior to any other meeting of Members called for the purpose of electing directors.

         5.05. ELECTION OF DIRECTORS. Directors shall be elected in accordance with the provisions of the Condominium Documents. Directors shall be elected at the annual meeting of Members or at a special meeting called for that purpose. The election shall be by secret ballot (unless dispensed with by unanimous consent) and each Member shall be entitled to vote for each vacancy. There shall be no cumulative voting. Those candidates receiving the greatest number of votes cast either in person or by proxy shall be elected.

         5.06. TERM. Each director elected by the Members shall hold office until the next annual meeting of Members, and until his successor shall be elected and qualified or until he resigns or is removed in any manner provided elsewhere herein. Each director appointed by the Developer shall hold office until he resigns, is removed by the Developer, or his term expires as provided for herein and in the Declaration.

         5.07. VACANCIES. Any vacancy in the position of a director elected by the Members of the Association shall be filled by a majority vote of the remaining directors, and any director so elected shall hold office for a term equal to the unexpired term of the director whom he succeeds. Any vacancy in the position of a director appointed by the Developer shall be filled by the Developer.

         5.08. REMOVAL. Any director, other than one appointed by the Developer, may be removed by a two-thirds (2/3) vote of all persons present in person and entitled to vote at a meeting of the Unit Owners at which a quorum in person is present. The vacancy in the Board of Directors so created shall be filled by the Members at the same meeting.

         5.09. COMPENSATION. A director shall not receive any compensation for any services he may render to the Association as a director; provided, however, that any director may be reimbursed for actual



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out-of-pocket expenses incurred by him in his performance of his duties.

         5.10. PROVISO. Provided, however, the Developer shall retain control of the Association in accordance with the terms and conditions of the Declaration.



                             MEETINGS OF DIRECTORS

         6.01. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as shall be determined, from time to time, by a majority of the directors. Notice of regular meetings shall be given to each director, personally or by mail, telephone or telegraph, not less than ten
(10) nor more than sixty (60) days in advance of any meeting.

         6.02. SPECIAL MEETINGS. Special meetings of the directors may be called by the President and must be called by the Secretary at the written request of one-third (1/3) of the votes of the Board. Not less than three (3) days notice of the meeting shall be given personally or by mail, telephone or telegraph, which notice shall state the time, place and purpose of the meeting.

         6.03. OPEN MEETINGS. All meetings of the Board of Directors shall be open to all Members of the Association, and notice of such meetings shall be posted conspicuously on the Property at least forty-eight (48) hours prior to the meeting, except in the event of an emergency.

         6.04. WAIVER OF NOTICE. Any director may waive notice of a meeting either before or after the meeting, or may consent to the holding of a meeting without notice. Attendance by any director at a meeting shall constitute waiver of notice of the meeting, except when attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of business on the grounds that the meeting was not lawfully called.

         6.05. QUORUM. A quorum shall consist of the number of directors entitled to cast a majority of the votes of the entire Board of Directors. The acts of the directors approved by a majority of the votes present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors. The



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joinder of a director in the action of a meeting by signing and concurring in the minutes thereof shall constitute the presence of such a director for the purpose of determining a quorum.

         6.06. ACTION WITHOUT MEETING. Any action permitted or required to be taken at a meeting of the directors may be taken without a meeting if written consent setting forth the action so taken shall be signed by all the directors, and filed with the minutes of the proceedings of the Board.

         6.07. MINUTES OF MEETINGS. The minutes of all meetings of the Board of Directors shall be kept in a minute book available for inspection by Unit Owners, or their authorized representatives, or any directors at any reasonable time.

         6.08. PRESIDING OFFICER. The presiding officer of directors' meetings shall be the President. In the absence of the President, the directors present shall designate one of their number to preside.

                              POWERS AND DUTIES OF

                             THE BOARD OF DIRECTORS

         7.01. POWERS DEFINED. The Board of Directors shall have the power to exercise all powers, duties, and authority vested in the Association by the Act, the Declaration, these Bylaws, or the Hotel Operating and Rental Pool Agreement except for such powers and duties reserved thereby to the Members or the Developer.

         7.02 RESERVATION OF POWERS. The termination of any Hotel Operating and Rental Pool Agreement entered into by the Owners or the Association may be terminated only with the affirmative vote of Members owning units representing at least sixty seven percent (67%) of the percentage interests of the Condominium.

         7.03. COMMITTEES. The Board of Directors may, by resolution, appoint such committees as deemed appropriate in carrying out its purpose, and such committees shall have the powers of the Board of Directors for the management of the affairs and business of the Association to the extent provided in the resolution designating such a committee. Any such committee shall keep regular minutes of its



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proceedings and shall report the same to the Board of Directors.

         7.04. MANAGING AGENT. The Board of Directors shall ensure that a manager is retained to manage and operate the Condominium Property as a hotel.

         7.05. ORDER OF BUSINESS. The order of business at directors' meetings shall be:

                Call of Roll

                Proof of due notice of meeting

                Reading and disposal of unapproved minutes

                Reports of officers and committees

                Election of Officers

                Unfinished business

                New business

                Adjournment



                                    OFFICERS

         8.01. EXECUTIVE OFFICERS. The executive officers of the Association shall be a President, who shall be a director; a Vice President, who shall be a director; and a Secretary-Treasurer, who shall be a director, all of whom shall be elected annually by the Board of Directors and who may be peremptorily removed by vote of the directors at any meeting. Any Person may hold two (2) or more offices, except that the President shall not also be the Secretary. The Board of Directors shall from time to time elect such other officers and designate their powers and duties as the Board shall find to be required to manage the affairs of the Association.

         8.02. TERM. Each officer shall hold office for the term of one (1) year and until his successor shall have been appointed or elected and qualified, provided that any officer may succeed himself.

         8.03. RESIGNATION AND REMOVAL. Any officer may be removed from office either with or



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without cause by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect on the date of receipt or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.04. VACANCIES. A vacancy in any office shall be filled by a majority vote of the directors at any meeting. An officer elected to fill a vacancy shall hold office for a term equal to the unexpired term of the officer he succeeds.

         8.05. COMPENSATION. An officer shall not receive any compensation for any service he may render to the Association as an officer; provided, however, that any officer may be reimbursed for actual out-of-pocket expenses incurred by him in the performance of his duties.

         8.06. PRESIDENT. The President, who shall be a director, is the chief executive officer of the Association, and shall have all the powers and duties that are usually vested in the office of President of a condominium association, including, but not limited to the following powers:

                (1) To preside over all meetings of the Members and of the Board.

                (2) To sign as President all deeds, contracts, and other instruments that have been duly approved by the Board.

                (3) To call meetings of the Board whenever he deems it necessary in accordance with the rules.

                (4) To have the general supervision, direction and control of the affairs of the Association.

         8.07. VICE PRESIDENT. The Vice President, who shall be a director, shall have all the powers and duties that are usually vested in the office of the Vice-President of a condominium association. The Vice President shall, in the absence of or disability of the President, exercise the powers and perform the duties of the President. He shall also generally assist the President and exercise such other powers and perform



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such other duties as shall be prescribed by the Board.

         8.08. SECRETARY. The Secretary, who shall be a director, shall have all the powers and duties that are usually vested in the Secretary of a condominium association. The Secretary shall keep the minutes of all proceedings of the Board and the Members. He shall attend to the giving and serving of all notices to the Members and directors and other notices required by law. He shall have custody of the seal of the Association and affix the same to the instruments requiring a seal when duly signed. To sign as Secretary all deeds, contracts, all other instruments which have been duly approved by the Board, if said instrument requires the signature or attestation of the Secretary. He shall keep the records of the Association, except those of the Treasurer, and shall perform all other duties incident to the office of the Secretary of a condominium association as may be required by the directors or the President.

         8.09. TREASURER. The Treasurer, who shall be a director, shall be the financial officer of the Association, and shall have all the powers and duties that are usually vested in the Treasurer of a Association. The Treasurer shall have custody of all property of the Association, including funds, securities, and evidences of indebtedness. He shall keep the financial records and books of account of the Association in accordance with good accounting practices; shall keep detailed, accurate records in chronological order of the receipts and expenditures affecting the Common Elements and facilities, specifying and itemizing the maintenance and repair expenses of the Common Elements and facilities and any other expenses incurred; and he shall perform all other, duties incident to the office of the Treasurer. The records, books of account, and the vouchers authorizing payments, shall be available for examination by a Member of the Association at convenient hours of weekdays.



                               FISCAL MANAGEMENT

         9.01. THE FISCAL YEAR. The fiscal year of the Association shall be such as shall from time to time be established by the Association.



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         9.02.  BUDGET.  The Board shall adopt a budget for each calendar year, which shall include estimated Common Expenses, including a reasonable allowance for contingencies and reserves less the unneeded fund balances on hand. The budget shall also include reserve accounts for working capital expenditures, deferred maintenance, reserves and contingencies. The amount reserved shall be computed by means of a formula that is based on the estimated life and estimated replacement cost of each reserve item. The budget shall also set forth each Unit Owners proposed Assessments for Common Expenses. Copies of the budget and proposed Assessments shall be transmitted to each Member. The budget shall take into account amount projected to be paid from hotel operations.

         9.03. ADOPTION OF THE ANNUAL BUDGET. The Board shall prepare or cause to be prepared a proposed annual budget for each fiscal year of the Association.

         9.04. ASSESSMENTS. Assessments for Common Expenses shall be made in accordance with the Act, the Declaration, and these Bylaws. Assessments shall be collected by the Association on a monthly basis as follows: On or before the first day of each month of the fiscal year for which the Assessments are made, each Unit Owner shall pay one-twelfth (1/12) of his share of the Common Expenses for such year as shown by the annual budget. The Assessments of the Common Expenses shall be set forth in the Declaration, but the yearly Assessment for each Unit Owner for Common Expenses shall be in proportion to his respective ownership interest in the Common Elements. The Board may cause to be sent to each Unit Owner, on or before the first day of each month, a statement of the monthly Assessments. However, the failure to send or receive such monthly statement shall not relieve the Unit Owner of his obligation to make timely payment of the monthly Assessments. If the Board of Directors shall not approve an annual budget or shall fail to determine new monthly Assessments for any year, or shall be delayed in doing so, each Unit Owner shall continue to pay the amount of his monthly Assessment as last determined. No Unit Owner shall be relieved of his obligation to pay his Assessment by abandonment of his Unit or lack of use of the Common Elements.



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         9.05.  RESERVES FOR REPLACEMENTS.  Except as provided in the
Declaration, the Association shall establish and maintain an adequate reserve fund for the periodic maintenance, repair, and replacement of improvements to the Common Elements. The fund shall be maintained out of regular Assessments.

         9.06. LIEN FOR EXPENSES. If any Unit Owner shall fail or refuse to make any payment of the Common Expenses or other Assessments when due, the amount due, together with costs, reasonable attorney's fees, and interest thereon at a rate to be set by the Board but in no event greater than eighteen percent (18%) from and after the date said Common Expenses or other Assessments became due and payable in accordance with the Declaration, shall constitute a lien on the interest of the Unit Owner in the property.

         9.07. ACCELERATION OF ASSESSMENT INSTALLMENTS UPON DEFAULT. If a Unit Owner shall be in default in the payment of an installment upon any Assessment for a period of more than thirty (30) days, the Board may accelerate the remaining installments of such Assessments upon notice thereof to the Unit Owner, and thereupon the unpaid balance of the Assessment shall come due upon the date stated in the notice, but not less than ten (10) days after delivery thereof to the Unit Owner, or not less than twenty (20) days' after the mailing of such notice to him by registered or certified mail, whichever shall first occur. Upon default in the payment of an installment upon any Assessment, the Board shall be entitled to charge interest and service charges at the highest available rate allowed by law not to exceed 18% per year.

         9.08. DEFAULT. In the event an Unit Owner does not pay any sums, charges or Assessments required to be paid to the Association within thirty
(30) days from the due date, the Association may foreclose the lien encumbering the Unit created by non-payment of the required moneys; provided that thirty
(30) days prior notice of the intention to foreclose shall be mailed, postage prepaid, to the Unit Owner and to all Persons having a mortgage lien or other interest of record in such Unit as shown in the Association record of ownership. The Association shall be entitled to the appointment of a receiver, if



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it so requests. The Association shall have the right to bid on the Unit at a foreclosure sale and to acquire, hold, mortgage and convey the same. In any such foreclosure action, the lien of the Association shall be as stated in the Declaration. In lieu of foreclosing its lien, the Association may bring suit to recover a money judgment for any sums, charges or Assessments required to be paid to the Association without waiving its lien securing same. In any action either to foreclose its lien or to recover a money judgment, brought by or on behalf of the Association against a Unit Owner, the losing defendants shall pay the cost thereof together with a reasonable attorney's fee.

         If the Association becomes the Unit Owner by reason of foreclosure, it shall offer said Unit and properties for sale and at such time as a sale is consummated it shall deduct from such proceeds all sums of money due it for monthly Assessments and charges, all costs incurred in the bringing of the foreclosure suit, including reasonable attorney's fees, and any and all expenses incurred in the resale of the Unit, which shall include but not be limited to advertising expenses, real estate brokerage fees and expenses necessary for the repairing and refurbishing of the Unit in question. All moneys remaining after deducting the foregoing items of expense shall be returned to the former Unit Owner in question.

         9.09. SUPPLEMENTAL ASSESSMENTS. If during the course of any fiscal year, it shall appear to the Board that the monthly Assessments, as determined in the annual budget, are insufficient or inadequate to cover the estimated Common Expenses for the remainder of such year, then the Board shall prepare and approve a supplemental budget covering the estimated deficiency. Copies of the supplemental budget shall be delivered to each Unit Owner, and thereupon a supplemental Assessment shall be made to each Unit Owner for his proportionate share of the supplemental budget.

         9.10. ANNUAL STATEMENT. Within sixty (60) days after the end of each fiscal year, the Board shall cause to be furnished to each Unit Owner, a statement for the year so ended showing the receipts and expenditures of the Association, and such other information as the Board may deem desirable.

         9.11. ACCOUNTING RECORDS. The Board shall cause to be kept, in accordance with generally



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accepted accounting principles, a record of all receipts and expenditures; and
a separate account for each Unit showing the Assessments or other charges due, the due dates thereof, the present balance due, and any interest in Common Surplus. Such records shall be open to inspection by Unit Owners at reasonable times.

         9.12. DEPOSITORY. The depository of the Association shall be such bank or banks and/or savings and loan associations as shall be designated from time to time by the directors and in which moneys of the Association shall be deposited. Withdrawal of moneys from such account shall be only by checks signed by such persons as are authorized by the directors.

         9.13. FIDELITY BONDS. Fidelity bonds shall be required by the Board from all officers and employees of the Association from any manager handling or responsible for Association funds and from any employee, agent or subcontractor of a manager handling or responsible for Association funds. The amount of such bonds shall be determined by the Board, but shall be at least the amount of one hundred and fifty percent (150%) of the total annual Assessments against Members for recurring expenses. The premiums on such bonds shall be paid by the Association.


                            AMENDMENTS TO THE BYLAWS

         12.01. ADOPTION. These Bylaws may be amended only by the affirmative vote or agreement of the Unit Owners of at least sixty-seven percent (67%) of the Units. Additionally, material changes to these Bylaws shall require the approval of Eligible Mortgagees who represent at least fifty-one percent (51%) of the Units subject to mortgages held by Eligible Mortgagees.

         12.02. PROHIBITED AMENDMENTS. No amendment may be adopted that would eliminate, modify, prejudice, abridge, or otherwise adversely affect any rights, benefits, privileges, or priorities granted to the Developer or Eligible Mortgagee without the consent of the Developer or such Mortgagee, as the case may be. No amendment that is in conflict with the Articles, the Declaration, or the Act shall be adopted.



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         12.03.  RECORDING.  Any amendment shall become effective when recorded in the office of the Judge of Probate of Baldwin County, Alabama, with these Bylaws.


                                 MISCELLANEOUS

         13.01. CONSTRUCTION. Wherever the context so permits, the singular shall include the plural, the plural shall include the singular, and the use of gender shall be deemed to include all genders.

         13.02. CAPTIONS. The captions herein are inserted only as a matter of convenience for all reference, and in no way define, limit, or describe the scope of these Bylaws or the intent of any provision hereof.

         13.03. CONFLICTS. In the event of any conflict between the provisions of the Declaration and the Bylaws, the Declaration prevails, except to the extent the Declaration is inconsistent with the Act.

         13.04. COMPLIANCE. These Bylaws are set forth to comply with the requirements of the Alabama Nonprofit Corporation Act and the Act and shall be considered an appendage to the Declaration filed prior hereto in accordance with said Act. In case any of these Bylaws conflict with the provisions of said statutes, it is hereby agreed and accepted that the provisions of the Act will apply.

         13.05. PARLIAMENTARY RULES. Roberts Rules of Order (latest edition) shall govern the conduct of Association meetings when not in conflict with the Act, Declaration or these Bylaws.


                          REGISTERED OFFICE AND AGENT
         14.01. NAME AND ADDRESS. The location and mailing address of the initial registered office of BEACHSIDE ALL-SUITES HOTEL CONDOMINIUM OWNERS ASSOCIATION, INC., is __________ Gulf Shores, Alabama 36542. The name of the corporation's initial registered agent at such address is __________________.



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         The foregoing were adopted as the Bylaws of the Association, at the first meeting of the BOARD OF DIRECTORS on the ____ day of _________________,
_______.


                                                 ------------------------------
                                                 Secretary

Approved:


------------------------------------
President

THIS INSTRUMENT PREPARED BY:
RICHARD E. DAVIS, ESQUIRE
DAVIS & FIELDS, P.C.
Post Office Box 2925
Daphne, Alabama  36526
(334) 621-1555



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